Exhibit 99.1

Carlyle Prices $800 Million Senior Notes Offering

Washington, DC, September 16, 2025 – Global investment firm Carlyle (NASDAQ: CG) priced its offering of $800 million aggregate principal amount of 5.050% senior notes due 2035. The notes will be fully and unconditionally guaranteed by Carlyle’s indirect subsidiaries Carlyle Holdings I L.P., Carlyle Holdings II L.L.C., Carlyle Holdings III L.P., and CG Subsidiary Holdings L.L.C. The offering is expected to close on September 19, 2025, subject to customary closing conditions. Carlyle intends to use the net proceeds from the sale of the notes for general corporate purposes.

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

The offering is being made pursuant to an effective shelf registration statement, as amended (Registration No. 333-270745) on file with the U.S. Securities and Exchange Commission (the “SEC”). The offering is being made by means of a prospectus and related prospectus supplement only. An electronic copy of the prospectus supplement, together with the accompanying prospectus, is available on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained by contacting the joint book-running managers: Citigroup Global Markets Inc., telephone: 1-800-831-9146, email: prospectus@citi.com; Goldman Sachs & Co. LLC, telephone: 1-866-471-2526; J.P. Morgan Securities LLC, telephone: 1-212-834-4533; Morgan Stanley & Co. LLC, telephone: 1-866-718-1649; and Wells Fargo Securities, LLC, telephone: 1-800-645-3751.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.

About Carlyle

Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit, and Carlyle AlpInvest. With $465 billion of assets under management as of June 30, 2025, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies, and the communities in which we live and invest. Carlyle employs more than 2,300 people in 27 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on X @OneCarlyle and LinkedIn at The Carlyle Group.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions and statements that are not historical facts, including our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, and our dividend policy. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described in this press release and under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other periodic filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law

This press release does not constitute an offer for any Carlyle fund.

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Contacts:

Public Market Investor Relations

Daniel Harris

Phone: +1 (212) 813-4527

daniel.harris@carlyle.com

Media

Brittany Bensaull

Phone: +1 (212) 813-4839

brittany.bensaull@carlyle.com

OR

Kristen Ashton

Phone: +1 (212) 813-4763

kristen.ashton@carlyle.com